                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 1, 2002


                          NEOMEDIA TECHNOLOGIES, INC.
                          ---------------------------
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                        0-21743                 36-3680347
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida                    33901
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                                (941) - 337-3434
                                ----------------
                        (Registrant's Telephone Number,
                              including Area Code)

Item 5.  Other Events.

         On March 19, 2002, we instituted a warrant repricing program in order to encourage holders of qualified warrants to exercise their warrants, enabling us to increase the number of our shares which are publicly traded, decrease the number of unexercised outstanding warrants and raise short-term working capital at low cost. The warrant repricing program will expire on September 19, 2002.

         Holders of warrants ("Qualified Warrants") exercisable for shares of our common stock, par value $0.01 per share ("Common Stock"), are entitled to participate in the warrant repricing program. Qualified Warrants are currently exercisable for an aggregate of up to 1,243,862 shares of Common Stock, at exercise prices ranging from $2.125 per share to $15.00 per share.

         During the term of the warrant repricing program, participating holders are entitled to exercise their Qualified Warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the NASDAQ Small Cap Market on the trading date immediately preceding the date of exercise.

         Participation in the warrant repricing program is optional. In order to participate in the program, holders of Qualified Warrants must enter into a letter agreement with us, by which, among other things, such holders agree to:

         o        Open trading accounts with vFinance, Inc. ("vFinance");

         o        Sign an instrument exercising their Qualified Warrants;

         o Authorize vFinance to formally exercise such Qualified Warrants at its sole discretion and sell the shares of Common Stock acquired upon such exercise on the NASDAQ Small Cap Market, with sole discretion as to the time of exercise and sale;

         o Authorize vFinance to remit to us the portion of the sale proceeds of the Qualified Warrants equal to the exercise price; and

         o Waive their rights to exercise their respective Qualified Warrants on a cashless basis during the term of the warrant repricing program.

         vFinance will attempt to treat all Qualified Warrants as to which the warrant repricing option has been exercised in an equitable manner. However, vFinance is not required to exercise all or any Qualified Warrants prior to the expiration of the warrant repricing program.

         To the extent that Qualified Warrants as to which the warrant repricing option has been exercised have not been exercised in full by the termination of the warrant repricing program, the terms of the Qualified Warrants will revert to their pre-existing terms. Qualified Warrants as to which the warrant repricing option has not been exercised at all will remain in effect in accordance with their terms.

         During March 2002, the Company requested a hearing before a Nasdaq listing qualifications panel to review a staff determination issued by Nasdaq. The determination indicated that as of December 31, 2001 the Company did not comply with either the minimum $2 million net tangible assets or the minimum $2.5 million stockholders' equity requirement for continued listing, and that the company's shares were therefore subject to delisting. NeoMedia responded by requesting a hearing before a Nasdaq listing panel to review the staff determination. The hearing is scheduled for April 18, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NeoMedia Technologies, Inc.
                                       (Registrant)

Date: April 1, 2002
      -------------                    By:  /s/ Charles W. Fritz
                                       ----------------------------------
                                            Charles W. Fritz
                                            Chairman and Chief
                                            Executive Officer

                                  EXHIBIT INDEX

                Exhibit
Page Number     Number    Document
-----------     --------  ---------

  01.1-1         1.1      News Release, dated March 21, 2002, "NeoMedia
                          Technologies, Inc., Announces Warrant Repricing"

  01.2-1         1.2      Warrant Repricing Program letter agreement and
                          attachments

  01.3-1         1.3      News Release, dated March 15, 2002,
                          "NeoMedia Receives NASDAQ Staff
                          Determination, Requests Hearing Before
                          Listing Qualifications Panel"